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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements of Huttig Building Products, Inc. on Form S-8 (Nos. 333-92495, 333-92497, and 333-92499) of our report dated January 22, 2001 appearing in the Annual Report on Form 10-K of Huttig Building Products, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


St. Louis, Missouri
March 23, 2001